Exhibit 99.1

GT Advanced Technologies Acquires Thermal Technology LLC

Thermal and vacuum technology provider will continue GT’s diversification into new markets with innovative and complementary product portfolio

Nashua, NH—May 16, 2013—GT Advanced Technologies (NASDAQ: GTAT), today announced that it has acquired substantially all of the business of Thermal Technology LLC for purchase consideration consisting of approximately 3.4 million shares of GTAT common stock and an earn out. Located in Santa Rosa, CA, Thermal Technology develops and sells a wide range of high temperature thermal and vacuum products used in the fabrication of advanced materials that are deployed across multiple industries including smartphones and touch screens, LED, medical devices, oil and gas and automotive to name a few. Thermal Technology has delivered over 3,000 products to customers in over 40 countries since it was founded 60 years ago.

GT has acquired several key products and technologies that will allow GT to address new markets with a range of production equipment options that can be optimized around customers’ specific needs. This includes annealing technology that the company believes will be important in the manufacturing of sapphire cover screens; crystal growth technology based on the Kyropoulous (KY) growth method and edge defined film growth (EFG) technology for large surface area sapphire. The company has also acquired Spark Plasma Sintering (SPS) technology, which allows dense ceramics to be obtained under uniform heating at relatively low temperatures and in short processing times. The SPS technology is expected to have a wide range of applications including with medical applications, sputtering targets, space applications and thermoelectric convertors for hybrid electric cars.

“The acquisition of the Thermal Technology business adds a number of innovative and important products and technologies to our rapidly diversifying portfolio that will, we believe, allow us to accelerate our entrance into new markets,” said Tom Gutierrez, GT’s president and CEO. “The acquisition expands our served markets and complements several of our current product lines. In areas such as sapphire crystal growth, we can now offer customers a wider range of product options best suited to their specific production environments. This will enable us to compete for incremental business in areas where we would have previously been unable to offer a product.”

“This is an exciting moment for the company, our employees and our customers,” said Matt Mede, president and CEO of Thermal Technology. “The acquisition will open new opportunities for growth for our products and technology as we integrate them into GT’s business operations. Leveraging GT’s leadership in engineering and product development and their strengths in low-cost global supply chain management will accelerate the time-to-market of our technology to drive market adoption in several promising markets as we go forward. Customers will also benefit through GT’s global service and support capabilities.”

GT does not expect the acquisition to materially impact its CY13 revenue or earnings guidance range. The anticipated revenue contribution from the Thermal Technology business in the balance of FY13 is approximately $9 to $14 million. GT expects minimal impact on earnings per share as expenses and the increase in share count will limit the contribution during the initial year of integration.

Friday, May 17, 2013, at 8:00am ET the company will host a conference call with Tom Gutierrez, president and chief executive officer, and Richard Gaynor, chief financial officer, to answer questions about the acquisition.  The call will be webcast live and can be accessed by logging on to the “Investors” section of GT Advanced Technologies’ website, http://investor.gtat.com/ or by dialing (631) 291-4543. No password is required. A replay of the call will be available. To access the replay, please go to http://investor.gtat.com/ and select the webcast replay link on the ‘Events and Presentations’ page.

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a diversified technology company with innovative crystal growth equipment and solutions for the global solar, LED and electronics industries. Our products accelerate the adoption of new advanced materials that improve performance and lower the cost of manufacturing. For additional information about GT Advanced Technologies, please visit www.gtat.com.

Contacts:
Media	Investors/Analysts
Jeff Nestel-Patt	Ryan Flaim
jeff.nestelpatt@gtat.com	ryan.flaim@gtat.com
603-204-2883	603-681-3869

Forward-Looking Statements

Certain of the information in this press release relate to the Company’s future expectations, plans and prospects for its business and industry that constitute “forward-looking statements” for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to:  products that the Company has acquired by means of the acquisition will allow the Company to address new markets with a range of production equipment options that can be optimized around customer’s specific needs;  the annealing technology acquired by the Company will be important in the manufacturing of sapphire cover screens; Spark Plasma Sintering (SPS) technology is expected to have a wide range of applications including with medical applications, sputtering targets, space applications and thermoelectric convertors for hybrid electric cars; Company believes that the acquisition of the Thermal Technology business will allow the Company to accelerate its entrance into new markets; the acquisition will enable the Company to compete for incremental business in areas where it would have previously been unable to offer a product; the acquisition will accelerate the time-to-market of acquired technology to drive market adoption in several promising markets; Company does not expect the acquisition to materially impact the CY13 revenue or earnings guidance range; the anticipated revenue contribution from the Thermal Technology business in the balance of FY13 is approximately $9 to $14 million; the Company expects minimal impact on earnings per share as expenses and the increase in share count will limit the contribution during the initial year of integration; the Company’s ability to successfully integrate Thermal Technology products into its business operation; the Company’s ability to successfully develop Thermal Technology annealing furnace for use in sapphire cover screen manufacturing; the Company’s ability to successfully develop and deliver EFG and KY products; and the Company’s ability to market its sapphire material to new market segments outside of its traditional LED and optical application segments. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, which could cause actual events to differ materially from those expressed or implied by the forward looking statements. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include the impact of continued decreased demand and/or excess capacity in the markets for the output of our solar and sapphire equipment, intensifying trade disputes in the solar and other markets, general economic conditions and the tightening credit market having an adverse impact on demand for the Company’s products, the possibility that changes in government incentives may reduce demand for solar products, which would, in turn, reduce demand for our equipment, technological changes could render existing products or technologies obsolete, the Company may be unable to protect its intellectual property rights, competition from other manufacturers may increase, exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the Company’s products and various other risks as outlined in GT Advanced Technologies Inc.’s filings with the Securities and Exchange Commission, including the statements under the heading “Risk Factors” in the company’s quarterly report on Form 10-Q for the three month period ended March 30, 2013.  Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.’s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.